Exhibit 23.2




       CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated October 13, 2009, relating to the consolidated financial statements of The Intergroup Corporation, which appears in The Intergroup Corporation's annual report on Form 10-K and Form 10-K/A (Amendment 1) for the year ended June 30, 2009.



/s/ Burr Pilger Mayer, Inc.
San Francisco, California
June 15, 2010